UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2021
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

On October 19, 2021, the Company disseminated a news release which is reproduced below in its entirety.

PETROTEQ ANNOUNCES LETTER TO SHAREHOLDERS FROM R. G. BAILEY,
CEO AND CHAIRMAN

Sherman Oaks, California - October 19, 2021 - Petroteq Energy Inc. ("Petroteq" or the "Company") (TSXV:PQE; OTC PINK:PQEFF; FSE:PQCF), an oil company focused on the development and implementation of its proprietary oil-extraction and remediation technologies, issues a letter to shareholders from R. G. Bailey, Interim CEO and Chairman.

Dear Valued Shareholders,

I have been a Board Member of Petroteq since 2011, and in August 2021 was appointed as the Company's Interim CEO and Chairman to bring my management and engineering experience to enhancing the reputation of the Company and helping with its growth in the energy market. I have a life-long career in the petroleum industry, including 5 years as President of Exxon in the Arabian Gulf region. I have been involved in all aspects of the oil industry, from exploration, development, production and refining. As a chemical engineer, I understand the technical challenges of the industry, while being experienced enough to lead the strong team at Petroteq to develop solutions for the tasks at hand.

My objective is to lead the Company to become a viable competitor in the oil market, utilizing Petroteq's environmentally-friendly Clean Oil Recovery Technology ("CORT") for extracting oil from oil sands. Our mission is to turn locked oil sands into a viable source of high-quality crude oil while mitigating soil contamination. I firmly believe that this is a winning solution for using clean technology to produce energy from oil deposits.

The COVID-19 pandemic has negatively impacted the oil industry worldwide. Nevertheless, during the last two years we have succeeded in advancing our Company in the face of unprecedented economic and operational challenges:

  We successfully completed construction of a 500 bpd oil extraction plant;
  We sold our first commercial license to Greenfield Energy LLC for $2,000,000 plus a 5% continuing royalty;
  Extensive testing of samples of heavy sweet oil produced by Greenfield Energy LLC using our CORT process at Quadrise Fuels International plc's research facility in Essex, England, has confirmed that the samples are amenable for use in the production of a low viscosity oil-in-water emulsified synthetic heavy fuel oil utilizing Quadrise Fuels' MSAR® and bioMSAR™ technologies;
  We have analyzed and tested the clean sands produced as a byproduct of the CORT process, and have determined they can be sold as a resource to different industries, including for use as a potential frac sand;
  We have received a FEED (Front End Engineering Design) study for a 5,000 bpd oil extraction plant. This study was prepared by Crosstrails Engineering LLC;
  We have received a third-party technical evaluation for a 5,000 bpd oil extraction plant. This evaluation was prepared by engineering firm Kahuna Ventures; and

  Barr Engineering, through close collaboration with the Petroteq team, is working on a full set of permits and mining plan for the 5,000 bpd plant.

We believe that our CORT process is unique and stands alone as the most eco-friendly and cost-effective oil sands oil extraction method. It is waterless, and our solvent is recyclable and highly efficient with minimal ecological footprint or emission to land or air. Based on Kahuna Ventures' third-party technical evaluation report, the cost of production of one bb of oil based on our proposed 5,000 bpd plant would be less than $25 which would be highly competitive compared to conventional methods of oil sands extraction. Our initial objective was to prove the economic model and environmental validity of the CORT process, and the initial commercial venture was construction of a 500 bpd plant in Vernal, Utah, to demonstrate the feasibility and economy of scale.

The oil sands typically range in oil content from 1-2% to as much as 18%, depending on geographical location. Our technological and commercial advantages permit the extraction of oil to a level of practically zero hydrocarbons in soil, and the return of the treated, clean sand to the ground. The resulting oil is considered heavy oil with the gravity being below 10-17 degrees API. Refiners are in need of this heavier oil to blend with lighter crudes to allow production of the full range of petroleum products from their units. We have sold oil to these refiners.

I believe that it is extremely important to emphasize the commitment of our entire team to the environment. While the oil and gas industry is typically high in carbon emissions globally, when Petroteq was founded part of our mission was to make the earth greener. Once the ore is washed of oil, the sand has been remediated and it becomes environmentally clean soil; the land that was restricted in use can thereafter be viable for usual activity, and the sand stays or can be moved elsewhere.

The market opportunity for our CORT process is exceptional, with WTI (West Texas Intermediate) currently above $80 per barrel, we believe that there are oil sands around the globe that need our technology and I plan to seek agreements in such locations where we and our partners can deploy this solution. The approach with other groups is to license the technology and to offer joint ventures to assist other entities. We have already achieved an initial license contract.

As shortages of oil propel higher prices, we will aim to expand our production capacity. We are working on the second stage (full engineering drawings) of the design of an even larger plant with expected daily capacity of up to 5,000 barrels per day. The feasibility study (first stage) of the plant design and our CORT process has been verified by an independent third-party engineering group. We have leased more acreage near Vernal, Utah with the view to expanding our bitumen resources, while maintaining agreements to outsource the operations to other entities. Nevertheless, we will keep a small core team of experts to manage the business, without the expense of a large manpower payroll. Additionally, we anticipate further expanding our efforts to license our technology worldwide, which would have the potential result of licensing fees and royalties from production.

Our going forward the plan is to build on our already exhibited success. Subject to successfully raising the necessary capital, we would seek to construct a larger plant; seek domestic and global partners and ventures with licensing agreements; and enhance the management tools and improve our media message to assure that shareholders and capital markets are fully aware of our results and achievements. We have established the viability and efficiency of CORT process, which allows us to move to a higher level of performance and with a goal of delivering the results that our shareholders expect.

I would to thank the many shareholders that have believed in our abilities, and have faithfully stood with us in this journey. Your support is vital to our continued success. Thank you.

R. G. Bailey, Chairman and Interim CEO, Petroteq Energy Inc.

In addition, the Company announces its intention to complete a debt conversion transaction with an arm's length service creditor pursuant to which the Company will issue 2,010,521 common shares of the Company at a deemed price of US$0.119 per share in satisfaction of US$239,252. The Company (with the creditor's consent) determined to satisfy the indebtedness with common shares in order to preserve the Company's cash for use on its extraction technology in Asphalt Ridge, Utah, and for working capital. The debt conversion transaction is subject to approval of the directors of the Company and regulatory approval from the TSX Venture Exchange (the "Exchange"). The foregoing securities will be issued in reliance on exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and applicable state securities laws, and will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act). In addition, the securities issuable will be subject to a Canadian four-month hold period.

About Petroteq Energy Inc.

Petroteq is a clean technology company focused on the development, implementation and licensing of a patented, environmentally safe and sustainable technology for the extraction and reclamation of heavy oil and bitumen from oil sands and mineable oil deposits. The versatile technology can be applied to both water-wet deposits and oil-wet deposits - outputting high-quality oil and clean sand.

Petroteq believes that its technology can produce a relatively sweet heavy crude oil from deposits of oil sands at Asphalt Ridge without requiring the use of water, and therefore without generating wastewater which would otherwise require the use of other treatment or disposal facilities which could be harmful to the environment. Petroteq's process is intended to be a more environmentally friendly extraction technology that leaves clean residual sand that can be sold or returned to the environment, without the use of tailings ponds or further remediation.

For more information, visit www.Petroteq.energy.

Reader Advisories

Certain statements contained in this press release contain forward-looking statements within the meaning of the U.S. and Canadian securities laws. Words such as "may," "would," "could," "should," "potential," "will," "seek," "intend," "plan," "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company are intended to identify forward-looking information, including: the expectation that the cost of production of one bb of oil based on the Company's proposed 5,000 bpd plant would be less than $25; the plan to proceed with construction of a 5,000 bpd plant; the plan to seek agreements with parties with interests in oil sands around the globe; the expectation that the Company will be successful in expanding its bitumen resources on its leased acreage near Vernal, Utah; the plan to outsource the operations to other entities; the Company's aim to expand production capacity; the plan to expand efforts to license the Company's technology worldwide; and closing of the debt conversion transaction noted herein. Readers are cautioned that there is no certainty that it will be commercially viable to produce any portion of the resources. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, based on information available to the Company, and are subject to certain risks, uncertainties and assumptions, including, without limitation, receipt of director and Exchange approval for the debt conversion transaction. Material factors or assumptions were applied in providing forward-looking information. While forward-looking statements are based on data, assumptions and analyses that the Company believes are reasonable under the circumstances, whether actual results, performance or developments will meet the Company's expectations and predictions depends on a number of risks and uncertainties that could cause the actual results, performance and financial condition of the Company to differ materially from its expectations. Certain of the "risk factors" that could cause actual results to differ materially from the Company's forward-looking statements in this press release include, without limitation: failure by the Exchange or the directors of the Company to provide necessary approvals for the debt conversion transaction and all closing conditions being satisfied or waived; uncertainties inherent in the estimation of resources, including whether any reserves will ever be attributed to the Company's properties; since the Company's extraction technology is proprietary, is not widely used in the industry, and has not been used in consistent commercial production, the Company's bitumen resources are classified as a contingent resource because they are not currently considered to be commercially recoverable; full scale commercial production may engender public opposition; the Company cannot be certain that its bitumen resources will be economically producible and thus cannot be classified as proved or probable reserves in accordance with applicable securities laws; changes in laws or regulations; the ability to implement business strategies or to pursue business opportunities, whether for economic or other reasons; status of the world oil markets, oil prices and price volatility; oil pricing; state of capital markets and the ability of the Company to raise capital (which would be required for the Company to build a larger plant, including one that could produce up to 5,000 bpd; litigation; the commercial and economic viability of the Company's oil sands hydrocarbon extraction technology, and other proprietary technologies developed or licensed by the Company or its subsidiaries, which currently are of an experimental nature and have not been used at full capacity for an extended period of time; reliance on suppliers, contractors, consultants and key personnel; the ability of the Company to maintain its mineral lease holdings; potential failure of the Company's business plans or model; the nature of oil and gas production and oil sands mining, extraction and production; uncertainties in exploration and drilling for oil, gas and other hydrocarbon-bearing substances; unanticipated costs and expenses, availability of financing and other capital; potential damage to or destruction of property, loss of life and environmental damage; risks associated with compliance with environmental protection laws and regulations; uninsurable or uninsured risks; potential conflicts of interest of officers and directors; risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; and other general economic, market and business conditions and factors, including the risk factors discussed or referred to in the Company's disclosure documents, filed with United States Securities and Exchange Commission and available at www.sec.gov (including, without limitation, its most recent annual report on Form 10-K under the Securities Exchange Act of 1934, as amended), and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com.

Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward- looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

Unless otherwise specified, all dollar amounts in this press release are expressed in U.S. dollars.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

CONTACT INFORMATION

Petroteq Energy Inc.

R. G. Bailey

Interim Chief Executive Officer
Tel: (800) 979-1897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.

	By:	/s/ R.G. Bailey
DATE: October 19, 2021		R. Gerald Bailey Chief Executive Officer